Exhibit 4.1

                                 COVENANT BANK
                            Common stock certificate

                                 COVENANT BANK
                              Number - CBC________

                                 COVENANT BANK

             INCORPORATED UNDER THE LAWS OF THE STATE OF NEW JERSEY
            Authorized Shares 5,000,000 -- Par Value $5.00 Per Share

                               CUSIP 222837 10 6

                      SEE REVERSE FOR CERTAIN DEFINITIONS

                                  COMMON STOCK

THIS CERTIFIES THAT






IS THE OWNER OF

                                                                       Shares of

                                 COVENANT BANK

fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.


/s/ William T. Carson,              CORPORATE      /s/ Charles E. Sessa, Jr.,
    ------------------------          SEAL             ------------------------
    Secretary                         1988             President